                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by the Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission only (as permitted by Rule 14a-(c)(2)
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PHOENIX TECHNOLOGIES LTD.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                                                                January 18, 1996

To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of Phoenix Technologies Ltd. to be held on Thursday, February 29, 1996, at San Jose Hyatt Hotel, 1740 North First Street, San Jose, California, commencing at 10:00 a.m., California time. The Board of Directors looks forward to greeting personally those stockholders able to attend.

    The Board of Directors has given careful consideration to the proposals described in the attached Notice and Proxy Statement and recommends a vote FOR each of them. It is important that your shares be represented at the meeting whether or not you plan to attend. Accordingly, please take a moment now and sign, date and mail the enclosed proxy in the envelope provided.

    Following the completion of the formal portion of the meeting, we will give you a financial report and general comments on the Company's affairs. We shall then be pleased to answer stockholders' questions with respect to the Company and its operations.

    On behalf of Phoenix's board of directors and its management team, I would like to express our appreciation for your ongoing support of our efforts.

                                          Cordially,

                                          JACK KAY
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           PHOENIX TECHNOLOGIES LTD.

                           2770 DE LA CRUZ BOULEVARD
                         SANTA CLARA, CALIFORNIA 95050
                                 (408) 654-9000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 29, 1996
                             ---------------------

    Notice is hereby given that the Annual Meeting of Stockholders of Phoenix Technologies Ltd. (the "Company" or "Phoenix") will be held at the San Jose Hyatt Hotel, 1740 North First Street, San Jose, California 95112, on February 29, 1996, at 10:00 a.m., California time, to consider and act upon the following matters:

    1.  To elect two Class 3 Directors to the Board of Directors of the Company;

    2. To approve the Amended and Restated 1991 Employee Stock Purchase Plan, which includes a 150,000 share increase to the number of shares reserved for issuance thereunder;

    3. To approve an amendment to the Company's 1994 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares;

    4. To approve an amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $.001, authorized by 20,000,000 shares;

    5. To ratify the selection by the Board of Directors of Ernst & Young as the Company's independent public accountants for the current fiscal year; and

    6. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders of record at the close of business on January 11, 1996 will be entitled to vote at the meeting or any adjournments thereof.

    All stockholders are cordially invited to attend the meeting.

                                          SCOTT C. NEELY, SECRETARY

January 18, 1996

                                PROXY STATEMENT
                           PHOENIX TECHNOLOGIES LTD.
                           2770 DE LA CRUZ BOULEVARD
                         SANTA CLARA, CALIFORNIA 95050

                            ------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 29, 1996
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Phoenix Technologies Ltd. (the "Company" or "Phoenix") of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on February 29, 1996, at the San Jose Hyatt Hotel, 1740 North First Street, San Jose, California, commencing at 10:00 a.m., California time, and at any adjournments thereof. All proxies will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement.

    The Company's Annual Report for the fiscal year ended September 30, 1995 is first being mailed to stockholders with the mailing of this Notice, Proxy Statement and form of Proxy on or about January 18, 1996.

                                     VOTING

    The only class of voting securities entitled to be voted at the Meeting is the Company's Common Stock, par value $.001 per share ("Common Stock"). Each share of Common Stock is entitled to one vote. The Board of Directors has fixed January 11, 1996 as the record date for determining stockholders who are entitled to notice of and to vote at the Meeting. At the close of business on January 11, 1996, there were outstanding and entitled to vote 14,130,416 shares of Common Stock held by 335 stockholders of record. The holders of a majority of these shares of Common Stock issued and outstanding and entitled to vote at the Meeting (i.e., 7,065,209 shares) will constitute a quorum for the Meeting. If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting is required for the election of two Class 3 Directors, the affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote is required for approval of Proposal No. 4, and the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal Nos. 2, 3 and 5. Abstentions and broker non-votes each are included in determining the number of shares present and voting at the Meeting. Abstentions are counted in tabulations of the votes cast on proposals, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved, and this will have the same effect as negative votes with regard to Proposal No. 4.

                           COST OF SOLICITING PROXIES

    The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxies and other soliciting materials, employees or other agents of the Company may solicit proxies by mail, telephone, telegraph or personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock of the Company, and to request authority for the exercise of proxies; in such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

                            REVOCABILITY OF PROXIES

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company, by submitting a subsequent proxy or by attending the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    The Board of Directors of the Company has nominated Charles Federman and Jack Kay as Class 3 Directors (the "Nominees"). Messrs. Federman and Kay are presently Class 3 Directors of the Company. The Company expects each of the Nominees to be available to serve as a Director. If, however, either of the Nominees is unable or declines to serve for any reason, proxies will be voted (in the absence of any contrary specification by a stockholder) for the election of a substitute nominee selected by the proxy holders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. FEDERMAN AND KAY

    The Company has a classified Board of Directors consisting of two Class 1 Directors (Mr. Finch and Mr. Morris), two Class 2 Directors (Mr. Fisher and Mr. Hansche) and two Class 3 Directors (Mr. Federman and Mr. Kay). In September 1995, the Board voted to increase the number of Directors from five to six in connection with Mr. Kay's appointment to the Board. The Class 1, 2 and 3 Directors are scheduled to serve until the Annual Meetings of Stockholders to be held in 1997, 1998 and 1996, respectively, and until their respective successors are elected and qualified. At each Annual Meeting of Stockholders, Directors will be elected for a full term of three years to succeed those whose terms are expiring. Thus, if Messrs. Federman and Kay are elected, they will serve until the Annual Meeting of Stockholders in 1999.

    Certain information with respect to the Directors of the Company is set forth below. The directors whose names are followed by an asterisk are members of the Audit Committee and the Compensation Committee.

                                        DIRECTOR
          NAME                AGE         SINCE         POSITIONS AND CURRENT OFFICES WITH THE COMPANY
------------------------      ---      -----------  -------------------------------------------------------
Charles Federman*                 39         1991   Director
Lawrence G. Finch*                61         1988   Director
Ronald D. Fisher                  48         1990   Director; Chairman
Lance E. Hansche                  48         1986   Director; Strategic Advisor
Jack Kay                          49         1995   Director; President and Chief Executive Officer
Anthony P. Morris*                49         1993   Director

    Since January 1987, Mr. Federman has been a Partner of Broadview Associates, L.P., an investment banking firm. Mr. Federman is a director of Logic Works, Inc. and MathSoft, Inc.

    Since January 1989, Mr. Finch has been a general partner of Sigma Partners, a venture capital partnership. From 1987 to 1988 he was an advisor to Sigma Partners. From March 1984 to November 1987, Mr. Finch was President and Chief Executive Officer of Paradise Systems, Inc., a video technology company. Mr. Finch is a director of STAC Electronics and Global Village Communication.

    Mr. Fisher has served as Chairman since June 1994. From January 1990 when he joined the Company until October 1995, he held the additional title of Chief Executive Officer. Mr. Fisher is also a director of Microtouch Systems, Inc., Black Box Corporation, Micom Communications, Inc. and Kolvox Communications, Inc.

    Mr. Hansche has been employed by the Company since 1982 and has served as a Strategic Advisor on a part-time non-officer basis since September 1993. He served as Senior Vice President, Corporate Strategy of the Company from February 1992 until September 1993. From February 1990 to February 1992, Mr. Hansche was Senior Vice President, Computer Division and Business Development of the Company.

    Mr. Kay was appointed President and Chief Executive Officer effective October 1, 1995. He joined the Company as Vice President of Worldwide Sales in May 1990. In January 1992, he was appointed Senior Vice President and Chief Operating Officer. In June 1994, he was promoted to President and Chief Operating Officer.

    Since 1987 Mr. Morris has been a principal with Morris & Associates, a management consulting and financial advisory firm which he founded. He is also an investor in a number of private technology companies.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held a total of five meetings during the fiscal year ended September 30, 1995. During fiscal 1995, each Director attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors held during the year and the total number of meetings held by all committees of the Board of Directors on which he served during the fiscal year.

    The Company's Board committees are an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions.

    The Audit Committee, composed of Messrs. Finch, Morris and Federman, held three meetings during fiscal 1995. The Audit Committee's functions include making recommendations to the Board of Directors relative to the appointment of independent public accountants, conferring with the Company's independent public accountants regarding the scope and the results of the audit of the Company's books and accounts and reporting the same to the Board of Directors, and establishing and monitoring policy relative to non-audit services provided by the independent public accountants.

    During fiscal 1995, the Compensation Committee, composed of Messrs. Finch, Morris and Federman, met twice and took additional action by written consent. The Compensation Committee's functions include making grants under, and the administration of, stock option and other employee equity and bonus plans, and setting the compensation of executive officers and other key employees.

                                 PROPOSAL NO. 2
       APPROVAL OF AMENDED AND RESTATED 1991 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors adopted the 1991 Employee Stock Purchase Plan (the "ESPP") in 1991 and stockholders approved the ESPP in February 1992. Under the ESPP as originally adopted, 500,000 shares of the Company's Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization) were reserved for issuance. A total of 382,063 shares have been issued under the ESPP from its inception through November 30, 1995, the end of the most recent offering period. In December 1995, the Board of Directors amended the ESPP to increase the shares reserved by 150,000 and to make a number of clarifications (indicated below) so as to improve the administration of the ESPP. None of these clarifications are intended to increase the benefits available under the ESPP.

    The Company believes the ESPP is important in its efforts to attract and retain employees in a competitive environment and to create opportunities for employees to share in a commonality of interests with stockholders of the Company.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
          THE AMENDED AND RESTATED 1991 EMPLOYEE STOCK PURCHASE PLAN.

    SUMMARY.  The following is a summary of the ESPP as amended and restated.

    The ESPP permits eligible employees to purchase shares of the Company's Common Stock at a price equal to the lower of 85% of the closing price of Phoenix Common Stock as reported on the Nasdaq National Market on the first or last day of each offering period. Offering periods may be of any duration up to the maximum period permitted for an employee stock purchase plan intended to meet the qualifications of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). To date, offering periods under the ESPP have been of six months duration starting each June 1 and December 1 and there is no plan to change that duration. (The original ESPP provided for a specific number of offering periods with specified beginning and ending dates.) All employees of Phoenix or its subsidiaries who are normally employed for 20 or more hours per week and more than five months in a calendar year are eligible to participate in the ESPP. An employee may elect to have up to 10% deducted from his or her eligible compensation, which is cash compensation received as base salary, commissions, and overtime or shift premiums. (The original ESPP provided a formula to determine eligible compensation based on the whether an employee was salaried or paid by the hour, full- or part-time, and paid weekly or bi-weekly.) An employee may decrease but not increase his or her payroll deduction once during an offering period and may increase the rate of deduction effective at the beginning of any later offering period. The amended and restated ESPP has eliminated the obligation of the Company to pay 4% interest on participant contributions refunded as a result of a participant's withdrawal from the ESPP. The ESPP is administered by the Compensation Committee of the Board of Directors.

    FEDERAL INCOME TAX CONSEQUENCES. The ESPP is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that a participant will not realize any federal income tax consequence when the participant joins the plan or receives shares of the Company's Common Stock at the end of an offering period. The participant must, however, recognize income or loss on the difference between the sale price and the purchase price of the shares. If the participant has owned the shares for more than one year and more than two years from the beginning of the Offering Period in which the shares were purchased (the "Related Offering Period"), the participant will (a) recognize no gain if the market price on the date of sale equals the purchase price for the shares, (b) recognize a capital loss if the market price on the date of sale is less than the purchase price for the shares, or (c) if the market price on the date of sale is greater than the purchase price for the shares, recognize ordinary income in an amount equal to the lesser of (i) the excess of the market price of the shares on the first day of the Related Offering Period over the purchase price or (ii) the excess of the proceeds received on the sale of the shares over the purchase price. In the case of (c) above, if there is any additional gain, it will be treated as capital gain. If the participant sells the shares before holding them for more than one year or before the second anniversary of the beginning of the Related Offering Period, the participant must recognize ordinary income to the extent of the lesser of
(a) the excess of the market price on the last day of the Related Offering Period over the purchase price or (b) the excess of the proceeds received on the sale of the shares over the purchase price. The Company generally is entitled to a tax deduction only with respect to the ordinary income recognized by the participant if the one- and/or two-year holding period requirements are not met. The ESPP is not qualified under Section 401(a) of the Code.

    Over the eight offering periods since the inception of the ESPP (i.e., through the offering period ended November 30, 1995), a total of 382,063 shares had been issued under the ESPP. During this same period, none of the Company's current executive officers (four persons) and none of the Named

Executive Officers (as defined in the Summary Compensation Table below) had participated in the ESPP. During the same period, all employees other than the current executive officers had been granted options to purchase and had purchased an aggregate of 382,063 shares under the ESPP.

                                 PROPOSAL NO. 3
                  AMENDMENT OF THE 1994 EQUITY INCENTIVE PLAN

    In August 1994, the Company's Board of Directors adopted the 1994 Equity Incentive Plan (the "Plan") under which 500,000 shares of the Company's Common Stock were reserved for issuance. That reserve was increased to 1,000,000 shares in December 1994. The Plan was approved by stockholders in February 1995. In September 1995, the Board approved an amendment to the Plan to increase the number of shares reserved for issuance thereunder by 500,000, subject to stockholder approval. Accordingly the stockholders of the Company are being asked to approve this amendment at the Annual Meeting. The Plan is summarized below.

    The Board adopted the Plan for two primary purposes: to provide sufficient long-term incentives to attract key new executives in connection with the Company's relocation to California; and to provide a continuing benefit program for attracting and retaining employees, directors, consultants and independent contractors important to the future of the Company. The Board believes that stock incentive programs, such as the Plan, are commonly employed by companies in the software industry as an important element of a total compensation program. Each executive officer and director of the Company is eligible to receive awards of stock under the Plan and, accordingly, has a personal interest in this Proposal.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                THE AMENDMENT OF THE 1994 EQUITY INCENTIVE PLAN.

    The following is a summary of the Plan.

    BACKGROUND. The Plan permits the Company to grant incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") as well as restricted stock and stock bonus awards. The Plan is structured to allow a disinterested committee of the Board that administers the Plan broad discretion in granting employees equity incentives in order to assist the Company in attracting, retaining and motivating the best available talent for the successful conduct of its business. If awarded, certain of these rights could result in the recognition of compensation expenses to the Company for financial reporting purposes.

    PURPOSE. The purpose of the Plan is to provide additional compensation and incentive to eligible employees, officers, directors, advisors and consultants whose present and potential contributions are important to the continued success of the Company, to afford such persons an opportunity to acquire a proprietary interest in the Company and to enable the Company to continue to enlist and retain the best available talent for the successful conduct of its business.

    SHARES SUBJECT TO THE PLAN. An aggregate of 1,500,000 shares of the Company's Common Stock has been reserved by the Company's Board for issuance under the Plan (including the 500,000 shares for which stockholder approval is being sought at this meeting), plus all shares authorized for issuance, but not issued or subject to outstanding options, under the 1992 Plan as of November 30, 1994. Also, if any option granted under either any of the Company's four other employee stock option plans or the Company's directors' stock option plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option will become available for issuance under, and will roll into the share reserve for, the Plan. If any option granted pursuant to the Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant and purchase under the Plan. No more than 200,000 of the total shares reserved under the Plan will be available for grants of options to non-employee directors of the Company. During the term of the Plan, no other person may receive awards under the plan covering more than 400,000 shares in the aggregate.

    IMPACT ON OTHER OPTION PLANS. No additional options have been or will be granted under any of the Company's other option plans after November 1994.
However, those prior plans will continue in existence for purposes of administering options already outstanding under those plans.

    ELIGIBILITY. Employees, officers, consultants, directors who are also employees, and advisors of the Company and its subsidiaries and affiliates whom the Board deems to have the potential to contribute to the future success of the Company will be eligible to receive any of the different types of awards under the Plan. Directors who are not employees of the Company will be entitled to receive only NQSOs under the Plan. As of November 30, 1995, approximately 365 persons were eligible to participate in the Plan.

    ADMINISTRATION. The Plan may be administered by the Board or a committee of the Board appointed by the Board (in either case, the "Committee"). The Board has appointed the Compensation Committee, currently comprised of Messrs. Federman, Finch and Morris, to administer the Plan. Subject to the terms of the Plan, the Committee determines the persons who are to receive awards (other than directors who are not employees), the number of shares subject to each such award and the terms and conditions of such awards. Directors who are not employees are eligible for option grants under the Plan only as follows: an option for 10,000 shares upon initial election to the Board and an option for 7,000 shares on each anniversary thereafter. The Committee also has the authority to construe and interpret any of the provisions of the Plan or any awards granted thereunder.

    STOCK OPTIONS. The Plan permits the granting of options that are intended to qualify either as ISOs or NQSOs (as determined by the Committee). The option exercise price for each share covered by an option may not be less than 85% of the fair market value of a share of Common Stock on the date of grant of such option; provided that options granted to non-employee directors will be at fair market value. However, in the case of an ISO, the price shall be no less than 100% of the fair market value of a share of Common Stock at the time such option is granted; and in the case of an ISO granted to a ten percent stockholder, the exercise price will be no less than 110% of the fair market value of the Common Stock on the date of grant. Options granted to persons other than non-employee directors may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. Generally, options granted to non-employee directors are subject to fixed vesting schedules: for the initial grant, the option vests 25% on the first anniversary of the grant date with the balance vesting in 12 equal quarterly installments over the following three years; for additional grants, options vest over 16 quarters starting after the date of grant.

    RESTRICTED STOCK AWARDS. The Committee may grant participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the Plan, under such terms, conditions and restrictions as the Committee may determine. Generally, the restricted stock will be earned upon the attainment of certain individual and/or corporate performance objectives as determined by the Committee. The purchase price for such awards must be no less than 85% of the fair market value of the Company's Common Stock on the date of the award. Directors who are not employees are not eligible for these awards. For any performance period, no person may be granted an award of restricted stock in excess of 30% of the shares reserved under the Plan. There have been no grants of restricted stock awards since the Plan's inception.

    STOCK BONUS AWARDS. The Committee may grant stock bonus awards under the Plan. Such awards will be based on individual and/or corporate performance factors or upon such other criteria as the Committee may deem appropriate. Performance factors may vary from participant to participant, group to group, and period to period but are based on the attainment of certain operational and/or financial performance goals for a specified performance period or periods. Such awards shall be granted for no cash consideration. Stock bonus awards will be payable in cash or Common Stock.

Directors who are not employees are not eligible for these awards. For any performance period, no person may be granted an award of restricted stock in excess of 30% of the shares reserved under the Plan. There have been no grants of stock bonus awards since the Plan's inception.

    AMENDMENT AND TERMINATION. The Board may amend, alter or discontinue the Plan at any time, provided that such amendment, alteration or discontinuation shall not adversely affect any award then outstanding under the Plan, without the participant's consent. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934 or Section 422 of the Code, or any other applicable law or regulation, the Company may obtain stockholder approval of any amendment to the Plan as may be required. In the event of a merger, consolidation, liquidation or sale of the Company in a transaction in which the Company is not to be the surviving entity, the Board has the right to accelerate vesting of all options so that they become exercisable within the 30-day period preceding the merger, consolidation, liquidation or sale. In the event of a Change of Control of the Company, all options granted to non-employee Directors become fully exercisable. A Change of Control is deemed to have occurred (a) if any person acquires beneficial ownership of Company securities representing 50% or more of the combined voting power of the Company, (b) if the persons who were directors at June 1, 1994 (namely, Messrs. Federman, Finch, Fisher, Hansche and Morris), plus any person elected or appointed by a majority of such directors except in connection with an actual or threatened election contest, cease to be a majority of the Board, (c) if the Company's stockholders approve a merger or consolidation of the Company with any other entity except
(i) a merger or consolidation in which the Company's stock would thereafter represent 80% or more of the combined voting power of the surviving entity after the merger or consolidation or (ii) a recapitalization in which no person acquires more than 30% of the combined voting securities, or (d) if the Company's stockholders approve a complete liquidation of the Company or a sale of all or substantially all of the Company's assets.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

    The following is a general summary of the U.S. federal income tax consequences associated with participation in the Plan.

    INCENTIVE STOCK OPTIONS. The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the optionee is subject to the alternative minimum tax). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for one year after the date the option was exercised and for two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

    If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

    ALTERNATIVE MINIMUM TAX. The difference between the exercise price and fair market value of the ISO shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax ("AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is currently 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

    NONQUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the optionee's purchase price. The included amount will be treated as ordinary income by the optionee and may be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the optionee's salary). The Omnibus Budget Reconciliation Act of 1993 has increased the required flat federal withholding rate to 28% effective with respect to taxable years beginning after December 31, 1993. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss.

    TAX TREATMENT OF THE COMPANY. The Company will be entitled to a deduction in connection with the exercise of an NQSO by a domestic optionee to the extent that the optionee recognizes ordinary income. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

    RESTRICTED STOCK AWARDS. Restricted stock awards will generally be subject to the tax consequences discussed above for NQSOs.

    STOCK BONUS AWARDS. A recipient generally will not recognize any taxable income in connection with the grant of a stock bonus award. However, unless an election under Section 83(b) of the Code is timely filed, the recipient will generally recognize at the time the award vests ordinary income in an amount equal to the fair market value of the award (computed with reference to the Common Stock of the Company) at the time of vesting. If the recipient is an employee, any amount included in income will be subject to income tax and FICA withholding by the Company. As a general rule, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to the stock bonus award.

    OMNIBUS BUDGET RECONCILIATION ACT OF 1993. The Omnibus Budget Reconciliation Act of 1993 provides that the maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum rate of 28%. For this purpose, in order to receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income. The Omnibus Budget Reconciliation Act of 1993 also increased the AMT to 26% (28% for alternative minimum taxable income in excess of $175,000) of an individual taxpayer's alternative minimum taxable income, effective with respect to taxable years beginning after December 31, 1992.

    ERISA INFORMATION. The Company believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

FUTURE OPTION GRANTS UNDER THE PLAN

    Because the Committee has discretion to determine the persons who are to receive awards and the allocation of any awards (other than with respect to directors who are not employees) under the Plan, awards that will be granted in the future to eligible persons under the Plan cannot be determined at this time and the Committee could change such allocations at any time with respect to future grants, without amendment of the Plan and without approval by the Board of Directors or the stockholders of the Company.

    From the Plan's inception through November 30, 1995, a total of 1,131,300 options had been granted. During this same period, the following Named Executive Officers (as defined in the Summary Compensation Table below) had been granted options under the Plan to purchase the following number of shares of Common
Stock: Mr. Fisher, 75,000 shares; Mr. Kay, 200,000 shares; Mr. Riopel, 85,000 shares; and Dr. Winters, 75,000 shares. During that same time period, the Company's current executive officers, as a group (four persons), had been granted options to purchase an aggregate of 435,000 shares under the Plan. During the same period, all employees and consultants other than the current executive officers had been granted options to purchase an aggregate of 696,300 shares under the Plan.

                                 PROPOSAL NO. 4
                   AMENDMENT TO CERTIFICATE OF INCORPORATION

    In November 1995, the Board authorized an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the total number of shares of Common Stock authorized for issuance from 20,000,000 to 40,000,000. At December 15, 1995, 14,021,227 shares of Common Stock were issued and outstanding and 3,490,369 shares were reserved for issuance upon exercise of outstanding options and for future grant under employee option and stock purchase plans. Thus, as of that date, the Company had approximately 2,488,404 shares of Common Stock otherwise available for issuance. On December 18, 1995, the Company announced that it will sell to Intel Corporation 894,971 shares of Common Stock and a warrant to purchase 1,073,965 shares of Common Stock in early calendar 1996. The sale of these securities to Intel will reduce the number of shares of Common Stock not otherwise reserved for issuance to 519,468. The Company also has 500,000 shares of Preferred Stock authorized under its Certificate of Incorporation. There are no shares of Preferred Stock outstanding and the Company is not seeking to change the number of authorized shares of Preferred Stock.

    The proposed increase in the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 would result in additional shares being available for issuance from time to time for corporate purposes (such as possible stock splits, stock dividends, acquisitions of companies or assets, sales of stock or securities convertible into stock and issuances pursuant to stock options or other employee benefit plans). Except as set forth above, the Company currently has no specific plans, arrangements or understandings with respect to the issuance of these additional shares. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the stockholders approve the amendment, the Company will file a Certificate of Amendment of its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the increase in authorized shares.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 5
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, on the recommendation of its Audit Committee in November 1995, has selected the firm of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year and is asking stockholders to ratify this selection. Coopers & Lybrand, L.L.P. served as the Company's independent public accountants since 1988 and their report is included with the financial statements for the fiscal year ended September 30, 1995. Management and the Audit Committee believe that periodic changes to the outside auditing firm for the Company helps maintain the independence of the advice received as to the strength of the Company's internal controls, the accuracy of the Company's financial statements and the adequacy of the Company's reserves. No report of Coopers & Lybrand on the financial statements of the Company for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of that accounting firm, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

    Representatives of Ernst & Young are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be expected to be available to respond to appropriate questions from stockholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
                       OF THE SELECTION OF ERNST & YOUNG

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of November 30, 1995 with respect to the Common Stock owned beneficially by (i) any person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director of the Company, (iii) each Named Executive Officer as defined in the Summary Compensation Table below, and (iv) all current Directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them.

                                                                         AMOUNT AND
                                                                          NATURE OF
                                                                         BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER                                                  OWNERSHIP     OF CLASS
-----------------------------------------------------------------------  -----------  ------------
Neil J. Colvin (1).....................................................    1,217,229         8.7%
 P. O. Box 445
 Franklin, MA 02038
Ronald D. Fisher (2)...................................................      616,300         4.2%
Lawrence G. Finch (3)..................................................      385,027         2.7%
Jack Kay (4)...........................................................      324,999         2.3%
Lance E. Hansche (5)...................................................      157,638         1.1%
Charles Federman (6)...................................................       40,376           *
Anthony P. Morris (7)..................................................       18,897           *
Robert J. Riopel.......................................................        1,000           *
Gayn B. Winters........................................................            0         N/A
All current directors and executive
 officers as a group (8 persons) (8)...................................    1,513,108        10.2%

------------------------------
 *  Ownership is less than 1%

(1) Based on the most  recent amendment dated February  1, 1995 to Mr.  Colvin's
    Schedule 13G delivered to the Company. Includes 22,069 shares held in a foundation trust of which Mr. Colvin and his wife are co-trustees and share voting and dispositive power. Excludes 152,080 shares of Common Stock held in the name of Mr. Colvin's wife with respect to which Mr. Colvin has no voting or investment power and disclaims beneficial ownership.

(2) Is comprised of: 19,000 shares owned by Mr. Fisher; 590,000 shares with respect to which Mr. Fisher had the right to acquire beneficial ownership at or within 60 days after November 30, 1995, through the exercise of options; 3,300 shares held in the name of Mr. Fisher's spouse; 2,000 shares held in the name of Mr. Fisher's son; and 2,000 shares held in the name of Mr. Fisher's daughter. Mr. Fisher has no voting or investment power and disclaims beneficial ownership with respect to the shares owned by his wife, son and daughter.

(3) Is comprised of the following: 60,000 shares owned by Mr. Finch; 265,814 and 19,900 shares owned by Sigma Partners and Sigma Associates, respectively; and 39,314 shares with respect to which Mr. Finch had the right to acquire beneficial ownership within 60 days after November 30, 1995, through the exercise of options. Mr. Finch is a general partner of Sigma Partners and Sigma Associates and shares voting and investment power with respect to the shares owned by those partnerships. Mr. Finch disclaims economic interest in the shares owned by Sigma Partners and Sigma Associates.

(4) Represents shares with respect to which Mr. Kay had the right to acquire beneficial ownership at or within 60 days after November 30, 1995, through the exercise of options.

(5) Represents shares with respect to which Mr. Hansche had the right to acquire beneficial ownership at or within 60 days after November 30, 1995, through the exercise of options.

(6) Is comprised of 18,000 shares owned by Mr. Federman, 1,000 shares held in trust for his son, and 20,500 shares with respect to which Mr. Federman had the right to acquire beneficial ownership at or within 60 days after November 30, 1995, through the exercise of options.

(7) Is comprised of 5,000 shares owned by Mr. Morris, 5,000 shares held in a custodial account for his minor daughters and 7,626 shares with respect to which Mr. Morris had the right to acquire beneficial ownership at or within 60 days after November 30, 1995, through the exercise of options.

(8) Includes 1,219,633 shares with respect to which all current directors and executive officers of the Company as a group had the right to acquire beneficial ownership at or within 60 days after November 30, 1995, through the exercise of options and warrants. See Notes (2), (3), (4), (5), (6), and
    (7) above.

                             EXECUTIVE COMPENSATION

    The following table sets forth the annual compensation for the Chief Executive Officer and the other persons who were executive officers as of September 30, 1995 (the "Named Executive Officers") for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                                                                      COMPENSATION
                                                                                                         AWARDS
                                                             ANNUAL COMPENSATION                      -------------
                                         -----------------------------------------------------------   SECURITIES
                                                                                      OTHER ANNUAL     UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR       SALARY ($)      BONUS ($)     COMPENSATION ($)   OPTIONS (#)
---------------------------------------  ---------  --------------  --------------  ----------------  -------------
Ronald D. Fisher ......................       1995  $   243,750     $   124,000            --                    0
 Chairman and                                 1994      225,000          95,000(2)         --              135,000
 Chief Executive Officer (1)                  1993      225,000          21,500            --                    0
Jack Kay ..............................       1995  $   175,000     $    97,000            --                    0
 President and                                1994      161,449               0            --              420,000
 Chief Operating Officer (3)                  1993      155,000          15,500            --                    0
Robert J. Riopel ......................       1995  $    71,111(4)  $    23,556(4)         --               85,000
 Vice President, Finance, Chief
 Financial Officer and Treasurer
Gayn B. Winters .......................       1995  $    24,242(5)  $     8,206(5)         --               75,000
 Vice President, Engineering
 and Chief Technology Officer

------------------------------
(1)  Mr. Fisher's position as of October 1, 1995 is Chairman.

(2) Represents payment made in fiscal 1995 pursuant to a special cash bonus for Mr. Fisher in recognition of his successful efforts to negotiate and implement the sale of the Publishing and Printer Software Divisions of the Company.

(3) Mr. Kay's position as of October 1, 1995 is President and Chief Executive Officer.

(4) Mr. Riopel joined the Company on February 28, 1995. Fiscal 1995 bonus was guaranteed and paid on a prorated basis.

(5) Dr. Winters joined the Company on August 7, 1995. Bonus during first year of employment is guaranteed.

STOCK OPTIONS

    The following table contains information regarding the grant of stock options under the Plan in fiscal 1995 to the Named Executive Officers:

                          OPTION GRANTS IN FISCAL 1995

                                INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
---------------------------------------------------------------------------------       VALUE AT ASSUMED
                             NUMBER OF    % OF TOTAL                                 ANNUAL RATES OF STOCK
                            SECURITIES      OPTIONS                                  PRICE APPRECIATION FOR
                            UNDERLYING    GRANTED TO    EXERCISE OR                     OPTION TERM (3)
                              OPTIONS    EMPLOYEES IN    BASE PRICE   EXPIRATION   --------------------------
NAME                        GRANTED (1)   FISCAL YEAR   ($/SHARE) (2)    DATE        5% ($)        10% ($)
--------------------------  -----------  -------------  ------------  -----------  -----------  -------------
Robert J. Riopel..........      85,000         18.6%     $     7.50      2/28/05   $   400,920  $   1,016,011
Gayn B. Winters...........      75,000         16.4%     $    10.75       8/7/05   $   507,046  $   1,284,955

------------------------------
(1) The options granted to Mr. Riopel and options covering 50,000 of the shares granted to Dr. Winters vest over a four-year period. Options covering the other 25,000 shares granted to Dr. Winters vest on the seventh anniversary of the grant date of those options, but will vest earlier in the event Dr. Winters achieves certain goals to be established for each of the first three years of his employment with the Company.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date, or through a cashless exercise involving a same-day sale of all or part of the purchased shares.

(3) These columns reflect the potential realizable value of each grant assuming the market value of the Company's stock appreciates at 5% and 10% annually from the date of grant over the term of the option. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.

    The following table contains, with respect to the Named Executive Officers, information regarding the exercise of stock options during the fiscal year, the number of vested and unvested options held as of the end of fiscal 1995 and the value of the unexercised options which have exercise prices per share less than the closing price of the Company's Common Stock on the last day of fiscal 1995:

                   AGGREGATED OPTION EXERCISES IN FISCAL 1995
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES     VALUE OF UNEXERCISED IN-THE
                                                           UNDERLYING UNEXERCISED        MONEY OPTIONS AT FY
                                                          OPTIONS AT FY END (#)(2)            END ($)(3)
                         SHARES ACQUIRED      VALUE      --------------------------  ----------------------------
NAME                     ON EXERCISE (#)  REALIZED ($)(1) EXERCISABLE UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------  ---------------  -------------  -----------  -------------  -------------  -------------
Ronald D. Fisher.......        40,000      $   287,134      590,000         25,000   $   5,823,850  $     190,625
Jack Kay...............        30,750      $   216,221      292,032        307,968   $   2,360,556  $   2,325,348
Robert J. Riopel.......             0      $         0            0         85,000   $           0  $     435,625
Gayn B. Winters........             0      $         0            0         75,000   $           0  $     140,625

------------------------------
(1) These amounts represent the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2) These options were granted on various dates during fiscal years 1991 through 1995.

(3) These amounts represent the difference between the exercise price of the stock options and the closing price of Phoenix Common Stock on September 30, 1995 for all options held by each Named Executive Officer. The stock option exercise prices ranged from $2.38 to $10.75 per share.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The role of the Compensation Committee is to set the salaries and other compensation of the executive officers and certain other key employees of Phoenix, and to make grants under, and to administer, the stock option and other employee equity and bonus plans. The members of the Compensation Committee are Charles Federman, Lawrence G. Finch and Anthony P. Morris. Each of these persons is a "disinterested" director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code.

GENERAL COMPENSATION PHILOSOPHY

    The Company's compensation philosophy is that cash compensation for executive officers should vary with the performance of the Company and any long-term incentive should be closely aligned with the interest of the stockholders.

    Cash  compensation  for  the  executive   officers  named  in  the   Summary
Compensation Table below consists of the following components:

    - Base salary

    - An incentive bonus that was directly related to earnings per share.

    The long-term incentive for executive officers is realized through the granting of stock options. The stock option program directly links a portion of compensation to the interests of stockholders by providing an incentive to maximize stockholder value. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

    The Committee believes that the compensation of the CEO and the Company's other executive officers should be based to a substantial extent on the Company's performance. Consistent with this philosophy, a designated portion of the compensation of each executive is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. Each executive officer's performance for the past fiscal year and objectives for the current year are reviewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the current year. When establishing salaries, bonus levels and stock option awards for executive officers, the Committee considers: (1) the Company's financial performance during the past year, (2) the individual's performance during the past year, and
(3) the salaries of executive officers in similar positions of companies of comparable size and other companies within the computer software industry. The companies whose executive officer salaries were considered in determining compensation for the Company's executive officers were not intended to correlate with the companies included in the indices used by the Company in preparing its stock performance graph. With respect to executive officers other than the CEO, the Committee places considerable weight upon the recommendations of the CEO. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time. Generally, no one factor is given greater consideration in determining compensation than the other factors referred to above.

    Generally the base salary for the executive officers does not change from year-to-year, except as related to a change in responsibilities or to achieve equity within a peer group. The Compensation Committee determines the incentive bonus and criteria for earning all or a portion of the incentive bonus. In making this determination, the Compensation Committee considers the recommendations of management.

COMPENSATION OF EXECUTIVE OFFICERS DURING FISCAL 1995

    SALARY: Effective January 1, 1995, Mr. Fisher's base salary was increased from $225,000 to $250,000 per year, based on a comparison with salaries paid to chief executive officers in similar companies in the industry and in light of the fact that Mr. Fisher had not received any base salary increase since joining the Company in 1990, despite improved financial performance. The salaries for all other executive officers remained at the same levels as established in the prior year or as established in fiscal 1995 for new executive officers.

    CASH INCENTIVE BONUSES: In prior fiscal years, the Company employed a cash-based incentive bonus intended to motivate and reward executives by making a portion of cash compensation directly dependent upon corporate earnings per share. The bonus targets for executive officers are based on individual compensation plans. The Committee determines the amount targeted for the CEO and the CEO recommends to the Committee the bonus targets for the remainder of the executive officers. The amount of the bonus earned has historically been tied to the Company's earnings per share, before recurring charges. Specific financial and business objectives established under the bonus program are confidential commercial and business information and, as such, need not be disclosed pursuant to instruction 2 to Item 402(k) of Regulation S-K.

    As a percent of total cash compensation (percentage determined by dividing the target bonus by the sum of base salary and target bonus), fiscal 1995 target bonuses for the Named Executive Officers, who were all of the executive officers who earned incentive bonuses with respect to fiscal 1995, ranged from 19% to 55%, with an average of 47%.

STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS IN FISCAL 1995

    The Board periodically reviews the number of vested and unvested options held by each executive officer and makes stock option grants to executive officers to provide greater incentives to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. Stock options typically have been granted to an executive officer when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally to achieve equity within a peer group. When making stock option grants for executive officers, the Board considers the Company's performance during the past year, the responsibility level and performance of the executive officer, prior option grants to the executive officer, the level of vested and unvested options, and industry and competitive conditions. Stock option grants generally become exercisable over a four year period. Options generally have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant.

    During fiscal 1995, the only executive officers to receive option grants were Messrs. Riopel and Winters. Such grants were made in connection with their hiring. Mr. Riopel was granted options covering 85,000 shares vesting over a four-year period. Dr. Winters was awarded options covering 75,000 shares, 50,000 of which vest over a four-year period and 25,000 of which vest on the seventh anniversary of their grant or earlier on the achievement of performance goals to be established. The number of shares covered by the grants was based on the Committee's discretionary and subjective determination after considering industry and competitive conditions.

FISCAL 1995 CEO COMPENSATION

    Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general.

    As indicated above, the Company's compensation program is leveraged towards achieving corporate and business goals and objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer.

    In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviewed competitive information reflecting the relevant compensation data at the time of Mr. Fisher's employment by the Company in January 1990. As a result, the Company increased Mr. Fisher's annual base salary to $250,000 effective January 1, 1995.

CHANGES TO TAX LAW -- LIMITS ON EXECUTIVE COMPENSATION

    The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. The Company believes that it is in the best interests of its stockholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. To that end, the Company's 1994 Equity Incentive Plan has been drafted to ensure continued deductibility under Section 162(m). With respect to non-equity compensation arrangements, the Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m) and believes that at this time no changes are necessary. The Committee will continue to monitor this situation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

                                          COMPENSATION COMMITTEE
                                          Charles Federman
                                          Lawrence G. Finch
                                          Anthony P. Morris

                          TRANSACTIONS WITH MANAGEMENT

    RONALD D. FISHER: In fiscal 1995, the Compensation Committee amended the employment agreement between Mr. Fisher to increase his annual base salary to $250,000 and to provide that, if Mr. Fisher's employment is terminated by the Company for any reason other than cause, the Company will give him 18 months' notice of termination. The Company has given Mr. Fisher that notice. For the first 12 months of this notice period, the Company will make semi-monthly salary payments to Mr. Fisher at his then annual base salary (i.e., $250,000). The Company will make further salary payments to Mr. Fisher for the remaining six months of the notice period if he has not found other employment or has found other employment but at an annual base salary less than the amount paid Mr. Fisher during the first 12 months of the notice period. The amount of the semi-monthly salary payments during this six month period will be at an annual rate equal to the lesser of (a) the base salary paid by the Company during the first 12 months of the notice period or (b) such amount minus his annual base salary at his new job. The Company will also continue to provide Mr. Fisher with standard health benefits until the earlier to occur of the end of the 18 month notice period or until Mr. Fisher starts new employment. If following a change of control, Mr. Fisher is given notice of termination for any reason other than cause, the remaining 25,000 unvested options granted Mr. Fisher in August 1994 will become fully vested.

    JACK KAY: In June 1994, the Company entered into an employment agreement with Mr. Kay in connection with his promotion to President and Chief Operating Officer. Under that agreement, Mr. Kay is entitled to: an annual base salary of $175,000; an annual incentive bonus of at least $105,000 based on the achievement of objectives established by the Board of Directors; options covering 400,000 shares; certain loans in connection with his relocation from Massachusetts to California; and certain severance payments (including acceleration of vesting of the 400,000 options) in the event of termination other than for cause. In September 1995, certain provisions of this arrangement were modified in connection with Mr. Kay's promotion to Chief Executive Officer: the annual base salary was increased to $225,000; the annual incentive bonus was increased to a minimum of 50% of his annual base salary, subject to the achievement of objectives established by the

Board of Directors; up to $10,000 per year is to be provided for tax planning assistance; and the commitment to make loans in connection with his relocation was replaced with a commitment to provide Mr. Kay $25,000 in each of fiscal 1996 through 1999 for relocation and travel assistance.

    LANCE E. HANSCHE: As of September 30, 1995, the Company had an outstanding loan to Lance E. Hansche, a director and employee of the Company, in the aggregate amount of $48,325, comprised of $48,200 in principal and $125 in accrued interest. The loan bears interest at a rate of 10% per annum and the largest aggregate amount outstanding under the note during fiscal 1995 was $78,200. All principal and interest under the loan was paid in full in November 1995.

    Mr. Hansche has an employment arrangement with the Company, pursuant to which he provides the Company with strategic advice on product direction and markets. Under the arrangement, the Company pays Mr. Hansche $1,500 per day for each day he provides services to the Company, and he has agreed to work a minimum of 60 days per year. During fiscal 1994, the Company paid Mr. Hansche $120,750 as an employee.

    During fiscal 1994, the Company entered into an agreement with Foundation Designs Inc. ("Foundation") for the development of certain technology and for the provision of ongoing consulting services. During fiscal 1995, the Company incurred obligations to pay Foundation $74,050 in consulting fees. Mr. Hansche is a Director of the Company and a principal of Foundation. Neil Colvin, a founder and former director of the Company and a holder of more than 5% of the Company's outstanding stock, is also a principal of Foundation.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock ("10% Stockholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership of the Company's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, and with respect to, its most recent fiscal year and written representations that no other reports were required, if any, the filing requirements of Section 16(a) applicable to its officers, directors and 10% Stockholders were satisfied, except that the Form 3 for Dr. Winters was filed 21 days late.

                           COMPENSATION OF DIRECTORS

    Starting in October 1994, non-employee Directors are paid a fee of $1,500 for each meeting of the Board of Directors or Board committee they attend; prior to October 1994, Directors were not paid any fees for attending meetings. Directors are also reimbursed for out-of-pocket expenses for attending meetings of the Board of Directors or any committee of the Board of Directors. Morris & Associates has a consulting agreement with the Company under which consulting fees were paid in fiscal 1995 and Broadview Associates, L.P. had certain investment banking and appraisal agreements with the Company under which fees were paid in fiscal 1995 (see "Compensation Committee Interlocks and Insider Participation"). Mr. Hansche is an employee of the Company and is a principal in a business which provided development services to the Company in fiscal 1995.

    Directors are entitled to receive options under the Company's 1994 Equity Incentive Plan. During fiscal 1995 the Company granted stock options for 7,000 shares to each of Messrs. Federman, Finch and Morris with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Company's Board of Directors during fiscal 1995 were Messrs. Federman, Finch, and Morris, all of whom are non-employee directors.

    The Company entered into a month-to-month consulting agreement with Morris & Associates in July 1993. Under that agreement, the Company pays Morris & Associates $6,000 per month. Anthony P. Morris is a Director of the Company and a principal of Morris & Associates. During fiscal 1995 the Company paid $73,800 in consulting fees to Morris & Associates. Such fees represented more than 5% of the consolidated revenue for Morris & Associates for its last fiscal year.

    From time-to-time the Company retains the services of Broadview Associates, L.P. ("Broadview") to investigate and evaluate potential acquisitions, to assist in the sale of portions of the Company's business, and to advise the Company on general business matters. In fiscal 1995, the Company engaged Broadview to assist it in its development of long-term growth strategies which may include identifying possible acquisition candidates. Under the engagement letter, the Company agrees to pay Broadview a retainer of $5,000 per month and to pay certain fees upon the successful completion of any such acquisition. During fiscal 1995, fees paid to Broadview for services rendered during fiscal 1995 were not material. Charles Federman is a Director of the Company and Managing Director of Broadview.

                        COMPANY STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Common Stock of the Company from September 30, 1990 to September 30, 1995 with the cumulative total return on the Standard and Poor's 500 and the Standard and Poor's Computer Software and Services market indices over the same period, assuming the investment of $100 in the Company's Common Stock and in each of the indices on September 30, 1990 and the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG PHOENIX TECHNOLOGIES LTD., THE STANDARD & POOR'S 500 INDEX
          AND THE STANDARD & POOR'S COMPUTER SOFTWARE & SERVICES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           PHOENIX TECHNOLOGIES LTD   S & P 500       S & P COMPUTER SOFTWARE & SERVICES
9/90                            100          100                                          100
9/91                            328          131                                          154
9/92                            217          146                                          190
9/93                            189          165                                          252
9/94                            250          171                                          299
9/95                            561          221                                          436

                                 OTHER MATTERS

    Management does not know of any other matters that may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office in Santa Clara, California, not later than September 13, 1996 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,
                                          SCOTT C. NEELY, SECRETARY

January 18, 1996

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                           PHOENIX TECHNOLOGIES LTD.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints Robert J. Riopel and Scott C. Neely, and each of them, with power of substitution, as proxies to represent and vote as designated herein all shares of stock of Phoenix Technologies Ltd. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on February 29, 1996 at the San Jose Hyatt Hotel, 1740 North First Street, San Jose, California, at 10:00 a.m., California time, and at any and all adjournments thereof.

    The proxy when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for Election of Messrs. Federman and Kay and for Proposals 2, 3, 4 and 5. In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

               (Continued, and to be signed on the reverse side)

1. TO ELECT CHARLES FEDERMAN AND JACK KAY TO THE BOARD OF DIRECTORS AS CLASS 3 DIRECTORS.

/ /  FOR BOTH          / /  WITHHOLD         (INSTRUCTION: To withhold authority to vote for any individual nominee,
     NOMINEES EXCEPT   AUTHORITY FOR BOTH    write that nominee's name on the space provided below.)
     AS NOTED TO THE        NOMINEES
     RIGHT

2. TO APPROVE THE AMENDED AND RESTATED 1991 EMPLOYEE STOCK PURCHASE PLAN.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE 1994 EQUITY INCENTIVE PLAN.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. TO RATIFY THE SELECTION OF ERNST & YOUNG AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                       Please  sign  exactly  as  name   appears
                                       hereon. If the stock is registered in the
                                       names of two or more persons, each should
                                       sign. Executors, administrators,
                                       trustees,    guardians,   attorneys   and
                                       corporate  officers   should  add   their
                                       titles.
                                       PLEASE  FILL IN, DATE, SIGN AND MAIL THIS
                                       PROXY  IN   THE   ENCLOSED   POSTAGE-PAID
                                       ENVELOPE.
                                       DATED __________________________________,
                                       1996.
                                       _________________________________________
                                                      (SIGNATURE)
                                       _________________________________________
                                                      (SIGNATURE)